UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of earliest event reported)

Lake Superior Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42896	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue 17th Floor New York, NY	10175
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 646-886-8892

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-seventh of one right	LKSPU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, no par value	LKSP	The NASDAQ Stock Market LLC
Rights, each whole right to acquire one Class A Ordinary Share	LKSPR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated October 10, 2025, on October 8, 2025, Lake Superior Acquisition Corp. (the “Company”) consummated the IPO of 11,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one-seventh (1/7) of one right (“Right”) to receive one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000.

As of October 8, 2025, a total of $115,000,000 of the proceeds from the IPO and the private placement with Lake Superior Investments LLC, the Company’s sponsor, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”), consummated simultaneously with the closing of the IPO, were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of October 8, 2025 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated October 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025

Lake Superior Acquisition Corp.

By:	/s/ Edward Cong Wang
Name: Edward Cong Wang Title: Chief Executive Officer

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